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                                                                 EXHIBIT 10.17



                  1990 CHANGE IN CONTROL AND SEVERANCE POLICY
           FOR OFFICERS AND EMPLOYEES OF UNITED STATES TRUST COMPANY
                      OF NEW YORK AND AFFILIATED COMPANIES

                            AS AMENDED AND RESTATED
                       EFFECTIVE AS OF SEPTEMBER 1, 1995


1.       PURPOSE

         The Plan hereinafter set forth represents a continuation of the 1990 Change in Control and Severance Policy for Officers and Employees of United States Trust Company of New York, as maintained by United States Trust Company of New York, before the merger of U.S. Trust Corporation with The Chase Manhattan Corporation ("Chase") pursuant to the Agreement and Plan of Merger dated as of November 18, 1994 between Chase and U.S. Trust Corporation (the "Merger Agreement"). The Plan has been amended and restated effective as of September 1, 1995 (a) to reflect the transfer of the Plan to and its adoption by New U.S. Trust Company of New York, and New U.S. Trust Company of New York's assumption of and becoming solely responsible for all liabilities and obligations of United States Trust Company of New York under the Plan, effective immediately before the "New Holdings Distribution", as defined in the Merger Agreement, and (b) to reflect the "Distribution" and the "Merger", as defined in the Merger Agreement.

         The purpose of the Plan, as so continued, is to provide for payments to (and other benefits for) certain officers and other employees of United States Trust Company of New York and designated affiliates thereof whose service is terminated under certain circumstances following changes in the ownership or management of U.S. Trust Corporation, and to provide for regular severance payments to such officers and employees whose service is otherwise terminated.

2.       DEFINITIONS

         The following definitions are applicable to the Plan:

         "ACT" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

         "AFFILIATE" means any affiliate of the Trust Company that has been designated by the Committee specifically for purposes of participation in the Plan.





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         "AIP" means the 1990 Annual Incentive Plan of United States Trust
Company of New York and Affiliated Companies, the 1995 Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies, and any successor plan.

         "BASE SALARY" means, with respect to any Participant, his base salary as in effect at the time his service is terminated; provided, however, that if a Participant terminates his service following a reduction in the Participant's base salary, then, for purposes of Section 5, his "Base Salary" shall mean his base salary as in effect immediately prior to any such reduction.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "BOARD OF TRUSTEES" means the Board of Trustees of the Trust Company.

         "CHANGE IN CONTROL" has the meaning set forth in Section 5(g).

         "CHANGE IN CONTROL BENEFIT" means any payment or other benefit that a Participant may be entitled to receive under any Change in Control Plan upon a change in control (as defined in such Plan) or upon the Participant's involuntary termination (as defined in such Plan) following such change in control.

         "CHANGE IN CONTROL PLAN" means any plan (including this Plan), program, policy, or agreement or resolution of the Board of Trustees or Board of Directors (or, with respect to periods prior to the New Holdings Distribution, the Board of Trustees of United States Trust Company of New York or the Board of Directors of U.S. Trust Corporation) under which a Change in Control Benefit may be provided to a Participant. All Change in Control Plans shall be listed in Schedule A hereto, which shall be amended as necessary, from time to time, by the Committee.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Compensation and Benefits Committee of the Board of Trustees.

         "CORPORATION" means New USTC Holdings Corporation, which will assume the name of "U.S. Trust Corporation" as of the time the New Holdings Distribution is effective.

 "EMPLOYEE" means any employee of the Trust Company or an Affiliate who is not an officer.

         "401(k) PLAN" means the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies.

         "INVOLUNTARY TERMINATION" has the meaning set forth in Section 5(f).





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         "1988 POLICY" means the 1988 Change in Control Policy of United States
Trust Company of New York and Affiliated Companies, as set forth in and adopted by resolutions of the Board of Directors of U.S. Trust Corporation at its meeting on January 26, 1988, and as in effect immediately prior to the effective date of the Plan. The 1988 Policy is reproduced in Schedule B hereto.

         "OFFICER" means any officer of the Trust Company or an Affiliate who is not eligible for participation in the 1990 Change in Control and Severance Policy for Top Tier Officers of United States Trust Company of New York and Affiliated Companies.

         "PARTICIPANT" has the meaning set forth in Section 4.

         "PAYMENT" means any and all payments to which a Participant is or may become entitled in accordance with the provisions of the Plan.

         "PLAN" means the 1990 Change in Control and Severance Policy for Officers and Employees of United States Trust Company of New York and Affiliated Companies.

         "RETIREMENT PLAN" means the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies.

         "STOCK PLAN" means the 1989 Stock Compensation Plan of U.S. Trust Corporation, as in effect on any date prior to January 1, 1994.

         "TRUST COMPANY" means New U.S. Trust Company of New York, which will assume the name of "United States Trust Company of New York" as of the time the New Holdings Distribution is effective.

         "YEARS OF SERVICE" means, with respect to any Participant, the total number of years (including fractions of a year) during which the Participant was employed with the Trust Company, or with any Affiliate, determined by taking into account all periods of such employment whether or not consecutive. For this purpose, any period during which a Participant was employed with any affiliate of the Trust Company or, with respect to periods prior to the New Holdings Distribution, with United States Trust Company of New York, shall be treated as a period of employment with the Trust Company or with an Affiliate.

3.       ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have exclusive authority to determine all matters involving the administration, operation and interpretation of the Plan, in its discretion. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. After a Change in Control, all powers of the





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Committee under this Plan shall be exercised solely by the Committee as it was constituted immediately prior to such Change in Control.

4.       PARTICIPATION

         (a) A "Participant" shall mean any Officer or Employee who is entitled to receive a Payment or other benefits under Section 5 or 6.

         (b) Notwithstanding any other provisions of the Plan, no Participant who is otherwise eligible to receive a Payment under the Plan who is employed by the Trust Company or an Affiliate under the terms of a written employment contract shall be entitled to receive such Payment, except to the extent otherwise provided in such contract.

5.       CHANGE IN CONTROL

         (a) SPECIAL SEVERANCE PAYMENT FOR OFFICERS. An Officer who experiences an Involuntary Termination within two years following a Change in Control shall be entitled to receive a Payment in an amount equal to the sum of:

                   (i) an amount determined by multiplying the Officer's monthly Base Salary by the number of his Years of Service; provided, however, that the amount determined hereunder shall not be less than the Officer's annual Base Salary nor shall it be greater than two times his annual Base Salary, and

                  (ii) in the case of an Officer who participates in the AIP, an amount equal to the Officer's maximum award under the AIP for the year during which the Change in Control occurs, determined as if all goals had been met, or

                 (iii) in the case of an Officer who is a Vice President or higher and does not participate in the AIP, an amount equal to the aggregate commissions (excluding sales incentive commissions) he earned with respect to the year immediately prior to the year in which his termination of employment occurs, or

                  (iv) in the case of an Officer who does not participate in the AIP and whose compensation does not include commissions, an amount equal to the sum of all regular cash bonuses (excluding bonuses related to the acquisition of an affiliate of the Trust Company) he received for the year immediately prior to the year in which his termination occurs.

For purposes of computing amounts described in clause (ii) above, the Officer's maximum AIP award for the year during which a Change in Control occurs shall not be reduced on account of (x) any ESOP Contribution to be made on behalf of the Participant under the 401(k) Plan, (y) any amount taken into account in determining the number of Benefit Equalization Units (as defined





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under the Stock Plan) to be credited to the Participant's account under the
Stock Plan or (z) any Supplemental ESOP Contribution amount to be credited to the Participant's account under the Executive Deferred Compensation Plan of U.S. Trust Corporation. Notwithstanding any other provisions of the Plan, in no event shall an Officer's Payment under the Plan be less than the amount he would have received under the 1988 Policy.

         (b) SPECIAL SEVERANCE PAYMENT FOR EMPLOYEES. An Employee who experiences an Involuntary Termination within 2 years following a Change in Control shall be entitled to a Payment in an amount determined on the basis of his Years of Service, in accordance with the table set forth below:


              YEARS OF SERVICE                                 PAYMENT AMOUNT

              Less than 1                                      2 times weekly Base Salary

              1 or more but less than 10                       2 times weekly Base Salary for each Year of Service,
                                                               but no less than 3 times monthly Base salary

              10 or more                                       (i) 20 times weekly Base Salary plus (ii) 1 times
                                                               monthly Base Salary for each Year of Service in excess
                                                               of 10, but not to exceed 18 times monthly Base Salary)


         (c)  OTHER BENEFITS.  Any Payment payable to a Participant under this
Section 5 shall be paid in addition to any payments or benefits the Participant receives under Section 6 and under any other applicable plans, programs or agreements.

         (d) MEDICAL/LIFE INSURANCE CONTINUATION COVERAGE. An Officer or Employee who is (or who, in the absence of the limitation set forth in Section 4(b), would be) entitled a Payment under this Section 5 shall also be entitled to the continuation (on the same terms and conditions) of any medical and life insurance coverage to which such Officer or Employee was entitled immediately prior to his Involuntary Termination. Such coverage shall continue for a period of one year, in the case of an Officer, and six months in the case of an Employee, following such Officer's or Employee's Involuntary Termination.

         Notwithstanding the above, to the extent that an Officer or Employee becomes covered under the medical or life insurance arrangements of an employer other than the Trust Company or an Affiliate, the Trust Company shall no longer be obligated to provide comparable benefits hereunder.

         (e) METHOD OF PAYMENT. Any Payment payable to a Participant under this Section 5 shall be paid in a lump sum cash payment as soon as practicable after the Involuntary Termination of such Participant, but, in any event, by no later than six months after the date of such Participant's Involuntary Termination.





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         (f)  INVOLUNTARY TERMINATION.  For purposes of this Section 5, an
"Involuntary Termination" shall mean the termination of a Participant's employment with the Trust Company or an Affiliate

                   (i)    by the Trust Company or Affiliate, or

                  (ii)    by such Participant following any

                          (A)  reduction in his Base Salary,

                          (B) change, without his consent, in the location of his place of employment to an borough other than Manhattan or, if such place of employment is not in Manhattan, to a city other than the city in which his place of employment is located,

                          (C) material diminishment of his responsibilities with respect to the business of the Trust Company or Affiliate, or

                          (D) other material adverse change in the conditions of his employment with the Trust Company or Affiliate.

         An Involuntary Termination pursuant to clause (ii) above shall be deemed to occur within two years of a Change in Control if the event described in subclause (A), (B), (C) or (D) that gives rise to such termination occurs within two years of a Change in Control and such termination occurs within six months after such event.

         Notwithstanding any other provision herein, no payment shall be made to a Participant pursuant to this Section 5 upon the Participant's termination of employment unless such termination of employment constitutes an "Involuntary Termination", as defined in this Section 5(f).

         (g) CHANGE IN CONTROL. For purposes of this Section 5, a "Change in Control" shall mean that any of the following events has occurred after the "Closing Date", as defined in the Merger Agreement:

                   (i) 20% or more of the common shares of the Corporation has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation,

                  (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation, or





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                 (iii)    20% or more of the directors elected by shareholders
         to the Board of Directors are persons who were not nominated in the most recent proxy statement of the Corporation.

6.       REGULAR SEVERANCE

         (a) REGULAR SEVERANCE PAYMENT. Any Participant whose employment is terminated by the Trust Company because of job discontinuance or inadequate job performance shall be entitled to a Payment in an amount determined in accordance with the table set forth below:

                RANK                                      PAYMENT AMOUNT

                Senior Vice President                     26 times weekly Base Salary

                Other Officer                             13 times weekly Base Salary

                Employee                                  1 times weekly Base Salary for each Year of Service,
                                                          but not less than 2 times nor more than 13 times weekly
                                                          Base Salary

Notwithstanding the foregoing, no Officer under the rank of Senior Vice President shall be entitled to any Payment under this Section 6 unless he has had at least three Years of Service, and no Employee shall be entitled to any Payment under this Section 6 unless he has had at least one Year of Service.

         (b) METHOD OF PAYMENT. Any Payment payable under this Section 6 with respect to a Participant's termination of employment shall be paid in a lump-sum cash payment as soon as practicable following such Participant's termination of employment.

         (c) OTHER BENEFIT. Any Officer who is entitled to a Payment under this Section 6 shall also be offered the services of a professional outplacement counseling firm, such services to be paid for by the Trust Company. The duration, extent and cost of such services will be determined by the Trust Company in its sole discretion.

         (d) DISQUALIFICATION. Notwithstanding any other provision herein, a Participant whose employment is terminated by the Trust Company because of dishonesty or other malfeasance shall not be entitled to any Payment or other benefit under this Section 6.

7.       PAYMENT LIMITATION

         Notwithstanding any other provision of the Plan to the contrary, the amount of the Payments that a Participant may otherwise be entitled to receive hereunder shall be subject to the following limitation: Whenever any Participant becomes entitled to receive a Change in Control Benefit under any Change in Control Plan, the Trust Company's independent auditors, as designated by the Board of Trustees prior to the change in corporate management or control giving rise to such entitlement,





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shall determine whether any amount of the aggregate Change in Control Benefits that such Participant has received, or is entitled to receive, under the Change in Control Plans will constitute an "excess parachute payment" (as defined under Section 280G of the Code, or any successor provision) and, if so, whether the Participant would receive a greater after-tax benefit if such aggregate Change in Control Benefits were reduced. In the event a greater after-tax benefit would result, such reduction, as computed by such auditors, will be made, provided that the Participant may choose which Change in Control Benefits shall be reduced.

8.       PAYMENT OF LEGAL FEES

         The Trust Company shall promptly pay, or reimburse each Participant for, all reasonable legal fees and expenses incurred by him in seeking to obtain, or enforce or defend his right to receive, any Change in Control Benefit provided under any Change in Control Plan.

9.       AMENDMENT

         Prior to a Change in Control, the Board of Trustees may amend or terminate this Plan, in whole or in part, at any time. Except as hereinafter provided, the Plan, and any Schedules attached to the Plan, shall not be amended or terminated following a Change in Control. The Board of Trustees may, however, at any time before a Change in Control, or within 45 days following a Change in Control where the percentage of the Corporation's common shares acquired or directors appointed under clause (i) or (iii), respectively, of Section 5(g) is at least 20% but less than 25%, direct by resolution that no Payments shall be made and no benefits provided pursuant to Section 5, which resolution may be rescinded or countermanded at any time with or without retroactive effect.

10.      UNSECURED CREDITOR STATUS

         A Participant shall have the status of a general unsecured creditor of the Trust Company with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Trust Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

         All payments to be made under the Plan shall be paid from the general assets of the Trust Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except that the Trust Company may establish and fund a "grantor trust" (as defined in Sections 671, et seq., of the Code) to provide for any payments under the Plan.

         Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Trust Company or any affiliate thereof.





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11.      NONALIENATION OF PAYMENT

         A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her beneficiary.

12.      TAXES

         The Trust Company shall deduct from any Payment otherwise required to be made under the Plan all Federal, state, local and other taxes required by law to be withheld with respect to such Payment.

13.      PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS

         If the Committee shall find that any Participant to whom a Payment is payable under the Plan is unable to care for his affairs because of illness, accident or legal incapacity, then any Payment due to such Participant may, if the Committee so directs the Trust Company, be paid to his spouse, child or other relative, an institution maintaining or having custody of such person, or any person deemed by the Committee to be a proper recipient on behalf of such Participant, unless a prior claim therefor has been made by a duly appointed legal representative. In the event that any Participant to whom any Payment is payable under the Plan dies before he receives his Payment, such Payment shall be paid to his estate.

         Any payment made under this Section 13 shall be a complete discharge of the liability of the Trust Company therefor.

14.      NO LIABILITY OF COMMITTEE MEMBERS

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Trust Company shall indemnify and hold harmless each member of the Committee, and each employee, officer or director of the Trust Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any amount paid in settlement of a claim with the approval of the Board of Trustees) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith.





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15.      SUPERSEDING EFFECT

         Except to the extent otherwise provided herein, the Plan supersedes the 1988 Policy. In addition, Section 8 supersedes the resolution adopted by the Board of Trustees of United States Trust Company of New York at its meeting on January 26, 1988, regarding the payment of legal fees and expenses.

16.      GOVERNING LAW

         The provisions of the Plan shall be governed by and construed in accordance with the applicable provisions of the Act and the laws of the State of New York.

17.      SUCCESSORS

         The Plan shall inure to the benefit of the Participants and shall be binding upon the Trust Company, the Corporation, and any assignee or successor corporation or organization resulting from the merger, consolidation or other reorganization thereof or succeeding to substantially all of the assets and business thereof. The Trust Company and the Corporation agree that they will make appropriate provision for the preservation of the Participants' rights under the Plan in any agreement or plan that they may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

18.      SEVERABILITY

         If any provision of the Plan is determined to be invalid or unenforceable, the remaining provisions of the Plan shall not for that reason alone also be determined to be invalid or unenforceable.

19.      GENDER

         Whenever used in the Plan, the masculine gender includes the feminine.





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                                   SCHEDULE A


Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies

Benefit Equalization Plan of U.S. Trust Corporation

1989 Stock Compensation Plan and Predecessor Plans of U.S. Trust Corporation

1995 Stock Option Plan of U.S. Trust Corporation

1995 Annual Incentive Plan of United States Trust Company and Affiliated
Companies

Executive Deferred Compensation Plan of U.S. Trust Corporation

1990 Change in Control and Severance Policy for Officers and Employees of United States Trust Company of New York and Affiliated Companies





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                                   SCHEDULE B

                         1988 CHANGE IN CONTROL POLICY


         Set forth below are the terms of the 1988 Change in Control Policy of United States Trust Company of New York and Affiliated Companies:

         1. In the event of an "involuntary termination" within two years following a "change in control" of an employee who is a participant in the Annual Plan (other than a senior officer who is a member of the Management Committee) on the date of such "change in control", such employee shall be paid in a lump sum, promptly following such termination, an amount equal to such employee's then current annual base salary, such amount to be in addition to any other coverages, payments and distributions to which such employee is otherwise entitled.

         2. In the event of an "involuntary termination" within two years following a "change in control" of an employee who is a Vice President or above of the Trust Company or certain affiliates designated for such purpose by the Compensation and Benefits Committee of the Board of Trustees (an "Affiliate"), who is such and who is neither a participant in the Annual Plan nor a senior officer who is a member of the Management Committee on the date of such "change in control", such officer shall be paid in a lump sum, promptly following such termination, the sum of (a) an amount equal to such officer's then current annual base salary, plus either (b) in the case of an officer whose total compensation includes commissions (other than sales incentive commissions), an amount equal to the aggregate commissions earned with respect to the preceding year or (c) in the case of an officer who is not paid commissions, an amount equal to the sum of any regular cash bonuses earned with respect to the preceding year (other than any bonus, however described, which is related to the acquisition of an Affiliate), all such amounts to be in addition to an other coverages, payments an distributions to which such officer is otherwise entitled.